Broadridge Reports Second Quarter Fiscal 2024 Results
Recurring revenues grew 7%; up 6% constant currency
Diluted EPS rose to $0.59 and Adjusted EPS increased to $0.92
Year-to-date Closed sales rose 12%
Reaffirming FY’24 guidance, including 6-9% Recurring revenue growth constant currency and 8-12% Adjusted EPS growth, and Closed sales of $280-320 million
NEW YORK, N.Y., February 1, 2024 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter ended December 31, 2023 of its fiscal year 2024. Results compared with the same period last year were as follows:

Summary Financial Results	Second Quarter			Six Months
Dollars in millions, except per share data	2024	2023	Change	2024	2023	Change

Recurring revenues	$899	$840	7%	$1,770	$1,646	8%
Constant currency growth (Non-GAAP)			6%			7%
Total revenues	$1,405	$1,293	9%	$2,836	$2,576	10%

Operating income	$124	$108	15%	$273	$195	40%
Margin	8.9%	8.3%		9.6%	7.6%

Adjusted Operating income (Non-GAAP)	$174	$173	1%	$374	$323	16%
Margin (Non-GAAP)	12.4%	13.4%		13.2%	12.5%

Diluted EPS	$0.59	$0.48	23%	$1.35	$0.91	48%
Adjusted EPS (Non-GAAP)	$0.92	$0.91	1%	$2.01	$1.75	15%

Closed sales	$58	$65	(11%)	$106	$94	12%

“Broadridge’s second quarter marks continued progress toward the growth objectives we outlined at our Investor Day in December,” said Tim Gokey, Broadridge CEO. “Our results, including 6% organic Recurring revenue growth constant currency, demonstrate continued execution on our goals to democratize and digitize governance, simplify and innovate trading in capital markets, and modernize wealth management. Our focus on driving growth and returns is translating into higher Free cash flow and positions us to return additional capital to shareholders.

“We are reaffirming our 2024 guidance including 6-9% Recurring revenue growth constant currency, 8-12% Adjusted EPS growth, and record Closed sales of $280-320 million. As a result, we are off to a strong start in delivering on our three-year growth objectives including annualized growth of 7-9% for Recurring revenues and 8-12% for Adjusted EPS,” Mr. Gokey concluded.

Fiscal Year 2024 Financial Guidance

	FY’24 Guidance	Updates / Changes
Recurring revenue growth constant currency (Non-GAAP)	6 - 9%	No Change
Adjusted Operating income margin (Non-GAAP)	~20%	No Change
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%	No Change
Closed sales	$280 - $320M	No Change
Financial Results for Second Quarter Fiscal Year 2024 compared to Second Quarter Fiscal Year 2023
•Total revenues increased 9% to $1,405 million from $1,293 million.
◦Recurring revenues increased $58 million, or 7%, to $899 million. Recurring revenue growth constant currency (Non-GAAP) was 6%, all organic, driven by Net New Business and Internal Growth.
◦Event-driven revenues increased $18 million, or 47%, to $55 million, driven by higher mutual fund proxy activity.
◦Distribution revenues increased $36 million, or 9%, to $451 million, driven by the postage rate increase of approximately $28 million and higher event-driven mailings.
•Operating income was $124 million, an increase of $16 million, or 15%. Operating income margin increased to 8.9%, compared to 8.3% for the prior year period, primarily due to higher Recurring revenues and higher event-driven revenues.
◦Adjusted Operating income was $174 million, an increase of $1 million, or 1%. Adjusted Operating income margin was 12.4% compared to 13.4% for the prior year period. The operating leverage from higher revenues and a 40 basis point net benefit from higher float income and distribution revenue was offset by increased investment spending and higher selling, general and administrative expenses.
•Interest expense, net was $36 million, an increase of $2 million, due to an increase in interest expense from higher borrowing costs, partially offset by a decrease in average borrowings.
•The effective tax rate was 19.9% compared to 20.0% in the prior year period. The effective tax rate for the three months ended December 31, 2023 was primarily driven by a higher excess tax benefit related to equity compensation, relative to pre-tax income, as compared to the prior year period.
•Net earnings increased 22% to $70 million and Adjusted Net earnings increased 1% to $110 million.
◦Diluted earnings per share increased 23% to $0.59, compared to $0.48 in the prior year period, and
◦Adjusted earnings per share increased 1% to $0.92, compared to $0.91 in the prior year period.
Segment and Other Results for Second Quarter Fiscal Year 2024 compared to Second Quarter Fiscal Year 2023
Investor Communication Solutions (“ICS”)
•Total revenues were $1,000 million, an increase of $80 million, or 9%.
◦Recurring revenues increased $26 million or 6%, to $493 million. Recurring revenue growth constant currency (Non-GAAP) was 6%, all organic, driven by Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 8% and 8%, respectively, which included the impact of mutual fund/ETF position growth of 5% and equity position growth of 6%.
▪Data-driven fund solutions rose 9% and 9%, respectively, driven primarily by growth in our retirement and workplace products.

▪Issuer rose 15% and 15%, respectively, driven by growth in our registered shareholder solutions and disclosure solutions.
▪Customer communications was essentially flat, as the increase in digital communications was slightly more than offset by lower print revenues.
◦Event-driven revenues increased $18 million, or 47%, to $55 million, driven by mutual fund proxy activity.
◦Distribution revenues increased $36 million, or 9%, to $451 million, driven by the postage rate increase of approximately $28 million and higher event-driven mailings.
•Earnings before income taxes increased by $31 million, or 48%, to $96 million, primarily from higher Recurring revenue and higher event-driven revenue. Operating expenses rose 6%, or $49 million, to $904 million primarily driven by higher distribution expenses. Pre-tax margins increased to 9.6% from 7.1% in the prior period.
Global Technology and Operations (“GTO”)
•Recurring revenues were $405 million, an increase of $32 million, or 9%. Recurring revenue growth constant currency (Non-GAAP) was 8%, all organic, driven by Net New Business and Internal Growth.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 12% and 10%, respectively, driven by Net New Business and Internal Growth. Internal Growth was driven primarily by higher trading volumes and software term license revenue.
◦Wealth and Investment management rose 3% and 4%, respectively, driven primarily by Net New Business as strong sales were partially offset by client losses.
•Earnings before income taxes were $39 million, a decrease of $5 million, or 11%. Pre-tax margins decreased to 9.7% from 11.8% as higher revenues were more than offset by higher expenses, including an increase in amortization expenses of $15 million.
Other
•Loss before income tax increased to $47 million from $37 million in the prior year period, primarily due to higher compensation and other selling, general and administrative expenses and the $1 million net increase in interest expense and Other non-operating expenses which more than offset the absence of Russia-Related Exit Costs.
Financial Results for the Six Months Fiscal Year 2024 compared to the Six Months Fiscal Year 2023
•Total revenues increased 10% to $2,836 million from $2,576 million.
◦Recurring revenues increased $124 million, or 8%, to $1,770 million. Recurring revenue growth constant currency (Non-GAAP) was 7%, all organic, driven by Net New Business and Internal Growth in GTO and ICS.
◦Event-driven revenues increased $42 million, or 42%, to $142 million, driven by higher mutual fund proxy and corporate action activity.
◦Distribution revenues increased $94 million, or 11%, to $924 million, driven by the postage rate increase of approximately $55 million as well as higher event-driven mailings.
•Operating income was $273 million, an increase of $77 million, or 40%. Operating income margin increased to 9.6%, compared to 7.6% for the prior year period, primarily due to higher Recurring revenues and higher event-driven revenues.
◦Adjusted Operating income was $374 million, an increase of $51 million, or 16%. Adjusted Operating income margin was 13.2% compared to 12.5% for the prior year period. The operating leverage from higher revenues and a 70 basis point net benefit from higher float income and distribution revenue was offset by increased investment spending.
•Interest expense, net was $70 million, an increase of $9 million, primarily due to an increase in interest expense from higher borrowing costs, partially offset by a decrease in average borrowings.
•The effective tax rate was 19.7% compared to 15.2% in the prior year period. The effective tax rate for the six months ended December 31, 2023 was driven by lower discrete tax benefits, including a lower excess tax benefit related to equity compensation, relative to pre-tax income, as compared to the prior year period.
•Net earnings increased 49% to $161 million and Adjusted Net earnings increased 15% to $239 million.
◦Diluted earnings per share increased 48% to $1.35, compared to $0.91 in the prior year period, and
◦Adjusted earnings per share increased 15% to $2.01, compared to $1.75 in the prior year period.
Segment and Other Results for the Six Months Fiscal Year 2024 compared to the Six Months Fiscal Year 2023
Investor Communication Solutions
•Total revenues were $2,028 million, an increase of $188 million, or 10%.
◦Recurring revenues increased $52 million or 6%, to $962 million. Recurring revenue growth constant currency (Non-GAAP) was 6%, all organic, driven by Net New Business and Internal Growth.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 6% and 6%, respectively, which included the impact of mutual fund/ETF position growth of 3% and equity position growth of 7%.
▪Data-driven fund solutions rose 10% and 9%, respectively, driven by growth in our retirement and workplace products.
▪Issuer rose 17% and 17%, respectively, driven by growth in our registered shareholder solutions.
▪Customer communications rose 1% and 1%, respectively, driven by higher digital communications offset by lower print revenue.
◦Event-driven revenues increased $42 million, or 42%, to $142 million, driven by higher mutual fund proxy and corporate action activity.
◦Distribution revenues increased $94 million, or 11%, to $924 million, driven by the postage rate increase of approximately $55 million as well as higher event-driven mailings.
•Earnings before income taxes increased by $86 million, or 69%, to $211 million, primarily from higher Recurring revenue and higher event-driven revenue. Operating expenses rose 6%, or $102 million, to $1,817 million primarily driven by higher distribution expenses. Pre-tax margins increased to 10.4% from 6.8% in the prior period.
Global Technology and Operations
•Recurring revenues were $808 million, an increase of $72 million, or 10%. Recurring revenue growth constant currency (Non-GAAP) was 9%, all organic, driven by Net New Business and Internal Growth.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital markets rose 11% and 9%, respectively, driven by Net New Business and Internal Growth, which benefited from higher trading volumes.
◦Wealth and Investment management rose 8% and 9%, respectively, driven primarily by Net New Business.

•Earnings before income taxes were $73 million, a decrease of $11 million, or 13%. Pre-tax margins decreased to 9.0% from 11.5% as higher revenues were more than offset by higher expenses, including an increase in amortization expenses of $30 million.
Other
•Loss before income taxes increased to $83 million from $82 million in the prior year period, primarily due to higher compensation and other selling, general and administrative expenses and the $4 million net increase in interest expense and Other non-operating expenses, which offset the absence of Russia-Related Exit Costs.
Earnings Conference Call
An analyst conference call will be held today, February 1, 2024 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through February 8, 2024, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 5239951 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, and (iii) Russia-Related Exit Costs. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Russia-Related Exit Costs are direct and incremental costs associated with the Company’s wind down of business activities in Russia in response to Russia’s invasion of Ukraine, including relocation-related expenses of impacted associates.
We exclude Acquisition and Integration Costs and Russia-Related Exit Costs from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2024 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2023 Annual Report.
These risks include:
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;

•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 14,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues	$1,405.0	$1,292.9	$2,836.0	$2,576.2
Operating expenses:
Cost of revenues	1,057.2	988.2	2,132.5	1,978.7
Selling, general and administrative expenses	223.4	196.8	430.8	402.1
Total operating expenses	1,280.6	1,185.0	2,563.2	2,380.8
Operating income	124.4	107.9	272.8	195.4
Interest expense, net	(36.3)	(34.1)	(69.7)	(61.0)
Other non-operating expenses, net	(0.4)	(1.9)	(2.6)	(7.1)
Earnings before income taxes	87.6	71.9	200.5	127.3
Provision for income taxes	17.4	14.4	39.4	19.3
Net earnings	$70.3	$57.5	$161.2	$108.0

Basic earnings per share	$0.60	$0.49	$1.37	$0.92
Diluted earnings per share	$0.59	$0.48	$1.35	$0.91

Weighted-average shares outstanding:
Basic	117.7	117.7	117.8	117.6
Diluted	119.1	118.9	119.1	118.9

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	December 31, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$277.0	$252.3
Accounts receivable, net of allowance for doubtful accounts of $6.6 and $7.2, respectively	892.2	974.0
Other current assets	194.4	166.2
Total current assets	1,363.6	1,392.5
Property, plant and equipment, net	143.2	145.7
Goodwill	3,429.3	3,461.6
Intangible assets, net	1,347.6	1,467.2
Deferred client conversion and start-up costs	930.6	937.0
Other non-current assets	785.5	829.2
Total assets	$7,999.8	$8,233.2
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$1,178.5
Payables and accrued expenses	778.3	1,019.5
Contract liabilities	192.8	199.8
Total current liabilities	971.2	2,397.8
Long-term debt	3,652.9	2,234.7
Deferred taxes	346.4	391.3
Contract liabilities	482.3	492.8
Other non-current liabilities	479.4	476.0
Total liabilities	5,932.2	5,992.6
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 117.7 and 118.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,506.8	1,436.8
Retained earnings	3,085.9	3,113.0
Treasury stock, at cost: 36.7 and 36.4 shares, respectively	(2,176.6)	(2,026.1)
Accumulated other comprehensive income (loss)	(350.0)	(284.7)
Total stockholders’ equity	2,067.6	2,240.6
Total liabilities and stockholders’ equity	$7,999.8	$8,233.2

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Six Months Ended December 31,
	2023	2022
Cash Flows From Operating Activities
Net earnings	$161.2	$108.0
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	59.1	42.5
Amortization of acquired intangibles and purchased intellectual property	100.7	109.5
Amortization of other assets	77.7	64.1
Write-down of long-lived assets and related charges	7.6	0.5
Stock-based compensation expense	36.9	36.5
Deferred income taxes	(39.2)	(35.3)
Other	(23.9)	(3.7)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Accounts receivable, net	106.6	110.9
Other current assets	(23.6)	13.2
Payables and accrued expenses	(261.2)	(307.4)
Contract liabilities	(5.0)	2.0
Non-current assets and liabilities:
Other non-current assets	(96.7)	(291.8)
Other non-current liabilities	27.5	69.4
Net cash flows from operating activities	127.8	(81.4)
Cash Flows From Investing Activities
Capital expenditures	(16.8)	(15.9)
Software purchases and capitalized internal use software	(19.6)	(17.2)
Other investing activities	—	(2.0)
Net cash flows from investing activities	(36.4)	(35.1)
Cash Flows From Financing Activities
Debt proceeds	622.7	580.0
Debt repayments	(382.7)	(270.0)
Dividends paid	(179.7)	(160.3)
Purchases of Treasury stock	(161.5)	(2.5)
Proceeds from exercise of stock options	44.8	32.2
Other financing activities	(9.8)	(2.5)
Net cash flows from financing activities	(66.2)	176.9
Effect of exchange rate changes on Cash and cash equivalents	(0.4)	(5.0)
Net change in Cash and cash equivalents	24.7	55.3
Cash and cash equivalents, beginning of period	252.3	224.7
Cash and cash equivalents, end of period	$277.0	$280.0

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues
Investor Communication Solutions	$999.5	$919.4	$2,028.2	$1,840.0
Global Technology and Operations	405.4	373.5	807.9	736.2
Total	$1,405.0	$1,292.9	$2,836.0	$2,576.2

Earnings before Income Taxes
Investor Communication Solutions	$95.8	$64.9	$211.0	$124.9
Global Technology and Operations	39.3	44.0	73.0	84.3
Other	(47.5)	(37.0)	(83.5)	(81.9)
Total	$87.6	$71.9	$200.5	$127.3

Pre-tax margins:
Investor Communication Solutions	9.6%	7.1%	10.4%	6.8%
Global Technology and Operations	9.7%	11.8%	9.0%	11.5%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$11.4	$14.9	$22.8	$30.4
Global Technology and Operations	38.5	38.8	77.9	79.1
Total	$49.9	$53.7	$100.7	$109.5

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
	2023	2022	% Change	2023	2022	Change
Investor Communication Solutions
Regulatory	$194.7	$180.7	8%	$374.1	$351.5	6%
Data-driven fund solutions	105.3	96.4	9%	207.1	188.9	10%
Issuer	30.6	26.5	15%	59.2	50.4	17%
Customer communications	162.7	163.4	—%	321.8	319.3	1%
Total ICS Recurring revenues	493.4	466.9	6%	962.2	910.1	6%

Equity and other	22.1	25.2	(12%)	62.9	54.7	15%
Mutual funds	33.1	12.4	167%	79.2	45.6	74%
Total ICS Event-driven revenues	55.2	37.6	47%	142.1	100.2	42%

Distribution revenues	450.9	414.9	9%	923.9	829.7	11%

Total ICS Revenues	$999.5	$919.4	9%	$2,028.2	$1,840.0	10%

Global Technology and Operations
Capital markets	$262.4	$235.3	12%	$510.9	$462.0	11%
Wealth and investment management	143.0	138.2	3%	296.9	274.2	8%
Total GTO Recurring revenues	405.4	373.5	9%	807.9	736.2	10%

Total Revenues	$1,405.0	$1,292.9	9%	$2,836.0	$2,576.2	10%

Revenues by Type
Recurring revenues	$898.8	$840.4	7%	$1,770.0	$1,646.2	8%
Event-driven revenues	55.2	37.6	47%	142.1	100.2	42%
Distribution revenues	450.9	414.9	9%	923.9	829.7	11%
Total Revenues	$1,405.0	$1,292.9	9%	$2,836.0	$2,576.2	10%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
	2023	2022	Change	2023	2022	Change

Closed sales (a)	$58.0	$65.4	(11%)	$105.6	$94.4	12%

Record Growth (b)
Equity positions (Stock records)	6%	9%		7%	9%
Mutual fund/ETF positions (Interim records)	5%	6%		3%	10%

Internal Trade Growth (c)	12%	5%		13%	5%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

(b) Record Growth is comprised of stock record growth and interim record growth. Stock record growth (also referred to as “SRG” or “equity position growth”) measures the estimated annual change in positions eligible for equity proxy materials. Interim record growth (also referred to as “IRG” or “mutual fund/ETF position growth”) measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.

(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$124.4	$107.9	$272.8	$195.4
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	49.9	53.7	100.7	109.5
Acquisition and Integration Costs	0.2	3.7	0.2	7.7
Russia-Related Exit Costs (a)	—	7.9	—	10.5
Adjusted Operating income (Non-GAAP)	$174.5	$173.1	$373.7	$323.2
Operating income margin (GAAP)	8.9%	8.3%	9.6%	7.6%
Adjusted Operating income margin (Non-GAAP)	12.4%	13.4%	13.2%	12.5%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$70.3	$57.5	$161.2	$108.0
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	49.9	53.7	100.7	109.5
Acquisition and Integration Costs	0.2	3.7	0.2	7.7
Russia-Related Exit Costs (a)	—	6.8	—	9.3
Subtotal of adjustments	50.1	64.1	100.9	126.6
Tax impact of adjustments (b)	(10.8)	(13.2)	(22.9)	(26.4)
Adjusted Net earnings (Non-GAAP)	$109.6	$108.4	$239.2	$208.2

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.59	$0.48	$1.35	$0.91
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.42	0.45	0.85	0.92
Acquisition and Integration Costs	—	0.03	—	0.06
Russia-Related Exit Costs	—	0.06	—	0.08
Subtotal of adjustments	0.42	0.54	0.85	1.06
Tax impact of adjustments (b)	(0.09)	(0.11)	(0.19)	(0.22)
Adjusted earnings per share (Non-GAAP)	$0.92	$0.91	$2.01	$1.75
(a) Total Russia-Related Exit Costs were $6.8 million, comprised of $7.9 million of operating expenses, offset by a gain of $1.2 million in non-operating income for the three months ended December 31, 2022. For the six months ended December 31, 2022, total costs were $9.3 million, comprised of $10.5 million of operating expenses, offset by the gain of $1.2 million in non-operating income.
(b) Calculated using the GAAP effective tax rate, adjusted to exclude $1.2 million and $6.2 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2023, respectively, and $0.5 million and $7.2 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2022, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Six Months Ended December 31,
	2023	2022
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$127.8	$(81.4)
Capital expenditures and Software purchases and capitalized internal use software	(36.4)	(33.1)
Free cash flow (Non-GAAP)	$91.4	$(114.5)

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended December 31, 2023
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	8%	9%	15%	—%	6%
Impact of foreign currency exchange	—%	(1%)	—%	—%	—%
Recurring revenue growth constant currency (Non-GAAP)	8%	9%	15%	—%	6%

	Three Months Ended December 31, 2023
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	12%	3%	9%
Impact of foreign currency exchange	(2%)	—%	(1%)
Recurring revenue growth constant currency (Non-GAAP)	10%	4%	8%

Three Months Ended December 31, 2023
Consolidated	Total
Recurring revenue growth (GAAP)	7%
Impact of foreign currency exchange	—%
Recurring revenue growth constant currency (Non-GAAP)	6%

	Six Months Ended December 31, 2023
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	6%	10%	17%	1%	6%
Impact of foreign currency exchange	—%	(1%)	—%	—%	—%
Recurring revenue growth constant currency (Non-GAAP)	6%	9%	17%	1%	6%

	Six Months Ended December 31, 2023
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	11%	8%	10%
Impact of foreign currency exchange	(1%)	1%	(1%)
Recurring revenue growth constant currency (Non-GAAP)	9%	9%	9%

Six Months Ended December 31, 2023
Consolidated	Total
Recurring revenue growth (GAAP)	8%
Impact of foreign currency exchange	—%
Recurring revenue growth constant currency (Non-GAAP)	7%
Amounts may not sum due to rounding.

Fiscal Year 2024 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY24 Recurring revenue growth
Impact of foreign currency exchange (a)	0 - 0.5%
Recurring revenue growth constant currency (Non-GAAP)	6 - 9%

FY24 Adjusted Operating income margin (b)
Operating income margin % (GAAP)	~16%
Adjusted Operating income margin % (Non-GAAP)	~20%

FY24 Adjusted earnings per share growth rate (c)
Diluted earnings per share (GAAP)	15 - 20% growth
Adjusted earnings per share (Non-GAAP)	8 - 12% growth

(a) Based on forward rates as of December 2023.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $230 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Restructuring Charges, and Acquisition and Integration Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $1.50 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Restructuring Charges, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding.